Exhibit (a)(5)

Letter to Clients

Robbins & Myers, Inc.

Offer to Exchange

8.0% Convertible Subordinated Notes Due 2008
in Principal Amount of $40,000,000 for Equal Amount of
Outstanding 6.5% Convertible Subordinated Notes Due 2003

Pursuant to the Offering Circular

Dated January 8, 2003

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,

ON FRIDAY, FEBRUARY 7, 2003, UNLESS EXTENDED OR EARLIER TERMINATED.

To our clients:

      Enclosed for your consideration is an Offering Circular, dated January 8, 2003 (the “Offering Circular”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Robbins & Myers, Inc. (“Robbins & Myers”) to exchange its 8.0% Convertible Subordinated Notes due 2008 in the principal amount of $40,000,000 for an equal principal amount of its outstanding 6.5% Convertible Subordinated Notes due 2003 (the “Existing Notes”), upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal.

      This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, Eastern time, on February 7, 2003, unless extended by Robbins & Myers (as it may be extended, the “Expiration Date”). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date or at any time after March 6, 2003 if Robbins & Myers has not accepted the tendered Existing Notes for exchange by that date.

      1.     The Exchange Offer is for up to $40,000,000 in principal amount of the Existing Notes.

      2.     The Exchange Offer is subject to certain conditions set forth in the section of the Offering Circular entitled “The Exchange Offer — Conditions to the Exchange Offer.”

      3.     Any transfer taxes incident to the transfer of the Existing Notes from the holder to Robbins & Myers will be paid by Robbins & Myers, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

      4.     The Exchange Offer expires at 12:00 midnight, Eastern time, on the Expiration Date, unless extended by Robbins & Myers.

PLEASE READ THE OFFERING CIRCULAR

      If you wish to tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the last page of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

      If we do not receive written instructions in accordance with the procedures presented in the Offering Circular and the Letter of Transmittal, we will not tender any of the Existing Notes on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account, upon and subject to terms and conditions set forth in the Offering Circular and the Letter of Transmittal.

      Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Robbins & Myers with respect to the Existing Notes. This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Offering Circular and the Letter of Transmittal.

      Please tender the Existing Notes held by you for my account as indicated below:

      The aggregate face amount of Existing Notes held by you for the account of the undersigned is (fill in amount):

          $                              of 6.5% Convertible Subordinated Notes due 2003.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered (if any)):

          $                              of 6.5% Convertible Subordinated Notes due 2003.

☐	NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:	, 2003